UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]
Written communications pursuant to Rule 425 under the Securities Act

[   ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2012, Diversified Restaurant Holdings, Inc. and AMC Wings, Inc., its wholly-owned subsidiary (collectively, the “Company”), entered into an Asset Purchase Agreement to acquire substantially all of the assets of Wings 27, LLC, Wings on Mayfair, LLC, Wings in West Allis, LLC, Wings on Water, LLC, Wings on State, LLC, Oscar New Berlin, LLC, Wings on Monona, LLC, Wings East Town, LLC, and Wings Fitchburg, LLC, each of which is a Wisconsin limited liability company (collectively, the “Sellers”).   The assets consist primarily of nine Buffalo Wild Wings restaurants operating in Wisconsin (the “Restaurants”).  As consideration for acquisition of the Restaurants, the Company will pay $20,000,000 in cash, and Diversified Restaurant Holdings, Inc. will issue 800,000 shares of its common stock to the Sellers with an agreed value of $6.00 per share, for a total agreed value of $4,800,000.  Buffalo Wild Wings International, Inc. has a right of first refusal, exercisable during the next 45 days, to acquire the Restaurants on the same terms as proposed in the Asset Purchase Agreement.

Item 5.07 Submission of Matters to Vote of Security Holders

On May 24, 2012, Diversified Restaurant Holdings, Inc. ("DRH") held its Annual Meeting of Shareholders (the "Annual Meeting").  At the Annual Meeting, 14,212,097 shares were represented in person or via proxy, representing 75.1% of the shares entitled to be voted at the Annual Meeting and constituting a quorum of the shareholders.  The shareholders voted in favor of the two proposals set forth in DRH's Meeting Notice and Definitive Proxy Statement filed with the Securities and Exchange Commission on April 20, 2012 and mailed to the shareholders on or about May 1, 2012.

First, the shareholders voted to elect the following directors:

Directors	For	Withheld	Abstain/Broker Non-Votes
T. Michael Ansley	14,145,327	0	66,770
David G. Burke	14,145,327	0	66,770
Jay Alan Dusenberry	14,145,327	0	66,770
Philip Friedman	14,145,327	0	66,770
David Ligotti	14,145,327	0	66,770
Joseph M. Nowicki	14,145,327	0	66,770
Gregory J. Stevens	14,145,327	0	66,770

Second, the shareholders voted to ratify the appointment of BDO USA, LLP as DRH's independent registered public accounting firm for 2012. The number of votes cast for this proposal were as follows: 14,210,097 For; 0 Withheld; 1,200 Abstentions and Broker Non-Votes.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: May 30, 2012	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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